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                                                                     EXHIBIT 3.5

                             GRUBB & ELLIS COMPANY
                             ---------------------

                                    BYLAWS
                                    ------

                    Amended and Restated as of May 31, 2000


                                   ARTICLE I
                                   ---------

                                    Offices

     Section 1.01   Principal Office.  The principal office for the transaction
                    ----------------
of the business of Grubb & Ellis Company (hereinafter called the "Corporation") shall be at One Montgomery Street, Telesis Tower, San Francisco, California 94104. The Board of Directors (hereinafter called the "Board") is hereby granted full power and authority to change said principal office from one location to another, either within or without the State of Delaware.


                                  ARTICLE II
                                  ----------

                            Meeting of Stockholders

     Section 2.01   Annual Meetings.  Annual Meetings of the stockholders of the
                    ---------------
Corporation for the purpose of electing directors and for the transaction of such other proper business as may come before such meetings may be held at such time, date and place as the Board shall determine by resolution.

     Section 2.02   Special Meetings. Special meetings of the stockholders of
                    -----------------
the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board or by a committee of the Board which has been duly designated by the Board, whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, or by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), but such special meetings may not be called by any other person or persons.

     Section 2.03   Place of Business.  All meetings of the stockholders shall
                    -----------------
be held at such places, within or without the State of Delaware, as may from time to time be designated by the person or persons calling the respective meetings and specified in the respective notices thereof.

     Section 2.04   Notice of Meetings.  Except as otherwise expressly required
                    ------------------
by law, notice of each meeting of the stockholders, whether annual or special, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder of record entitled to vote at such meeting by delivering a typewritten or printed notice thereof to him personally, or by depositing such notice in the United States mail, in a postage prepaid envelope, directed to

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him at his post office address furnished by him to the Secretary of the
Corporation for such purpose or, if he shall not have furnished to the Secretary his address for such purposes, then at his post office address as it appears on the records of the Corporation, or by transmitting a notice thereof to him at such address by telegraph, cable or wireless. Except as otherwise expressly required by law, no publication of any notice of a meeting of the stockholders shall be required. Every notice of a meeting of the stockholders shall state the time, date and place of the meeting and, in the case of a special meeting, or as otherwise expressly required by law, shall state the purpose or purposes for which the meeting is called. Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall have waived such notice and such notice shall be deemed waived by any stockholder who shall attend such meeting in person or by proxy, except a stockholder who shall attend such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of stockholders need be specified in any written waiver of notice. When a meeting is adjourned to another time, date or place, written notice need not be given of the adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the time, date, and place of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

     Section 2.05   Quorum. Except in the case of any meeting for the election
                    ------
of directors summarily ordered as provided by law, or as otherwise specified in the Certificate of Incorporation or these Bylaws, the holders of record of a majority in voting interest of the shares of stock of the Corporation entitled to be voted thereat, present in person or by proxy, shall constitute a quorum for the transaction of business at any meeting of the stockholders of the Corporation or any adjournment thereof. In the absence of a quorum at any meeting or any adjournment thereof, a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat or, in the absence therefrom of all the stockholders, any officer entitled to preside at, or to act as secretary of, such meeting may adjourn such meeting from time to time, but no other business may be transacted. At any adjourned meeting at which a quorum is present any business may be transacted which might have been transacted at the meeting as originally called. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

     Section 2.06   Voting.  (a)  Each stockholder shall, at each meeting of the
                    ------
stockholders, be entitled to vote in person or by proxy each share or fractional share of the stock of the Corporation having voting rights on the matter in question and which shall have been held by him and registered in his name on the books of the Corporation:

                    (i) on the date fixed pursuant to Section 6.05 of these Bylaws as the record date for the determination of stockholders entitled to notice of and to vote at such meeting, or

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                    (ii) if no such date shall have been so fixed, then (aa) at the close of business on the day next preceding the day on which notice of the meeting shall be given or (bb) if notice of the meeting shall be waived, at the close of business on the day next preceding the day on which the meeting shall be held.

          (b) Shares of its own stock belonging to the Corporation or to another corporation if a majority of the shares entitled to vote in the election of directors in such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes. Persons holding stock of the Corporation in a fiduciary capacity shall be entitled to vote such stock. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon. Stock having voting power standing of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or with respect to which two or more persons have the same fiduciary relationship, shall be voted in accordance with the provisions of the General Corporation Law of the State of Delaware.

          (c) Any such voting rights may be exercised by the stockholder entitled thereto in person or by his proxy appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized and delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date unless said proxy shall provide for a longer period. The attendance at any meeting of a stockholder who may theretofore have given a proxy shall not have the effect of revoking the same unless he shall in writing so notify the secretary of the meeting prior to the voting of the proxy. At any meeting of the stockholders all matters, except as otherwise provided in the Certificate of Incorporation, in these Bylaws or by law, shall be decided by the vote of a majority in voting interest of the stockholders present in person or by proxy and entitled to vote thereat and thereon, subject to the requirements concerning a quorum set forth in
     Section 2.05. The vote at any meeting of the stockholders on any question need not be by written ballot, unless so directed by the chairman of the meeting. On a vote by ballot each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and it shall state the number of shares voted.

          Shares represented by proxies that reflect, with respect to a proposal, abstentions or limited voting authority, including "broker non-votes" (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal or proposals), shall be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. For purposes of determining the outcome of any proposal, shares represented by such proxies will be treated as not present and not entitled to vote with respect to the proposal.

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     Section 2.07   List of Stockholders.  The Secretary of the Corporation and
                    --------------------
persons authorized by the Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the entire duration thereof and may be inspected by any stockholder who is present.

     Section 2.08   Judges.  If at any meeting of the stockholders a vote by
                    ------
written ballot shall be taken on any question, the chairman of such meeting may appoint a judge or judges to act with respect to such vote. If no judge is appointed, the chairman of such meeting or his designee shall serve as judge. Such judges shall decide upon the qualification of the voters and shall report the number of shares represented at the meeting and entitled to vote on such question, shall conduct and accept the votes, and, when the voting is completed, shall ascertain and report the number of shares voted respectively for and against the question. Reports of the judges shall be in writing and subscribed and delivered by them to the Secretary of the Corporation. The judges need not be stockholders of the Corporation, and any officer of the Corporation may be a judge on any question other than a vote for or against a proposal in which he shall have a material interest.

     Section 2.09   Organization.  At every meeting of the stockholders the
                    ------------
Chairman of the Board, or in his absence the President, or in his absence the Vice President designated by the Chairman of the Board or in the absence of such designation a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or his designee, shall act as Secretary of all meetings of the stockholders. In the absence at any such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.


                                  ARTICLE III
                                  -----------

                              Board of Directors

     Section 3.01.  General Powers.  The property, business and affairs of the
                    ---------------
Corporation shall be managed by or under the direction of the Board. Individual directors shall not have the authority to act and shall not act as agents for the Corporation, nor otherwise to manage its business or affairs, nor to direct any officer or employee in the manner in which he shall discharge his duties, unless such director is a duly elected officer of the Corporation or is specifically authorized by special resolution of the Board to act on behalf of the Corporation in a specific matter for a limited purpose.

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     Section 3.02   Number and Term of Office.  The number of directors of the
                    --------------------------
Corporation (exclusive of directors to be elected, if any, by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall not be less than six nor more than eighteen, the exact number of directors to be determined from time to time by a resolution adopted by the Board. Unless these Bylaws are amended by the stockholders of the Corporation to provide for the division of the directors into classes, at each annual meeting all directors shall be elected to hold office until their respective successors are elected and qualified or until their earlier resignation or removal. Any vacancies in the Board for any reason, and any newly created directorships resulting from any increase in the number of directors, may be filled by the Board, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of directors and until their successors shall have been duly elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. The stockholders of the Corporation shall not have cumulative voting rights.

     Section 3.03   Director Nominations.  Nominations for the election to the
                    --------------------
Board may be made by the Board or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors. In all cases, such nominations shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary of the Corporation. Written notice of nominations by the Board of Directors shall be given by the Chairman of the Board to the Secretary of the Corporation in the manner prescribed herein. Any other written notice shall be given by the notifying stockholder to the Secretary of the Corporation in the manner prescribed herein. Such written notice shall be so mailed or delivered not less than fourteen days nor more than fifty days prior to any meeting of the stockholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the seventh day following the day on which notice of the meeting was mailed to stockholders. The Secretary shall file each notice with the corporate records, and such notices shall be open to inspection by the stockholders at all reasonable times during office hours.

     Such written notice must contain the following information to the extent known:

          (a) The name, age, business address or, if known, residence address of each proposed nominee;

          (b) The principal occupation or employment of each proposed nominee; and

          (c) The name and residence address of the Chairman of the Board for the notice by the Board of Directors, or the name and residence address of the notifying shareholder for notice by said shareholder; and

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          (d)       The total number of shares that to the best of the knowledge and belief of the person giving the notice will be voted for each of the proposed nominees.

     Section 3.04   Election of Directors. The directors shall be elected by the
                    ----------------------
stockholders of the Corporation, and at each election the persons receiving the greatest number of votes, up to the number of directors then to be elected, shall be the persons then elected. The election of directors is subject to any provisions contained in the Certificate of Incorporation relating thereto.

     Section 3.05   Resignations.  Any director of the Corporation may resign at
                    ------------
any time by giving written notice to the Board or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified, it shall take effect immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Sections 3.06  Vacancies.  Except as otherwise provided in the Certificate
                    ----------
of Incorporation, any vacancy in the Board, whether because of death, resignation, disqualification, an increase in the number of directors, or any other cause, may be filled by vote of the majority of the remaining directors, although less than a quorum. Each director so chosen to fill a vacancy shall hold office until the next election of directors and until his successor shall have been elected and shall qualify or until he shall resign or shall have been removed.

     Section 3.07   Place of Meeting, etc.  The Board may hold any of its
                    ---------------------
meetings at such place or places within or without the State of Delaware as designated from time to time by resolution of the Board or by written consent of all members of the Board. Any meeting shall be valid wherever held, if held by the written consent of all members of the Board, given either before or after the meeting and filed with the minutes of the proceedings of the Board. Directors may participate in any regular or special meeting of the Board by means of conference telephone or similar communications equipment pursuant to which all persons participating in the meeting of the Board can hear each other, and such participation shall constitute presence in person at such meeting.

     Section 3.08   First Meeting.  The Board shall meet as soon as practicable
                    -------------
after each annual election of directors and notice of such first meeting shall not be required.

     Section 3.09   Regular Meetings.  Regular meetings of the Board may be held
                    ----------------
at such time, date and place as the Board shall from time to time by resolution determine. If any day fixed for a meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting shall be held at the same time and place on the next succeeding business day not a legal holiday. Except as provided by law, notice of regular meetings need not be given.

     Section 3.10   Special Meetings.  Special meetings of the Board may be
                    ----------------
called at any time by the Chairman of the Board or the President, to be held at the principal office of the Corporation, or at such other place or places, within or without the State of Delaware, as the person or persons calling the meeting may designate.

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     Notice of special meetings of the Board in which attendance in person is required shall be given to each director by two days' service of the same by telegram, by letter, or personally. In the case of a meeting in which attendance in person is not required, notice of such special meeting of the Board shall be given to each director twenty-four hours prior to such meeting. Notice may be waived by any director and any meeting shall be a legal meeting without notice having been given if all the directors shall be present there at or if those not present shall, either before or after the meeting, sign a written waiver of notice of, or a consent to, such meeting or shall after the meeting sign an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records.

     Section 3.11   Quorum and Manner of Acting.  Except as otherwise provided
                    ---------------------------
in the Certificate of Incorporation, these Bylaws or by law, the presence of a majority of the authorized number of directors shall be required to constitute a quorum for the transaction of business at any meeting of the Board, and all matters shall be decided at any such meeting, a quorum being present, by the affirmative votes of a majority of the directors present. In the absence of a quorum, a majority of directors present at any meeting may adjourn the same from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. The directors shall act only as a Board, and the individual directors shall have no power as such.

     Section 3.12   Action by Consent.  Any action required or permitted to be
                    -----------------
taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the corporate records of the proceedings of the Board or such committee.

     Section 3.13   Organization.  At every meeting of the Board, the Chairman
                    ------------
of the Board, or in his absence, the President or in the absence of both, a director appointed by a majority of directors present shall preside. The Secretary of the Corporation shall act, unless the presiding officer appoints another to act, as Secretary of the Board of Directors.

     Section 3.14   Compensation.  By resolution of the Board, directors in
                    ------------
their capacity as such may be allowed a reasonable annual retainer fee, in addition to a reasonable fixed fee for attendance at the meetings of the Board of Directors and expenses of attendance, if any. Members of special or standing committees may be allowed such compensation for attending committee meetings as the Board shall determine.

     Section 3.15   Committees.  The Board may, by resolution passed by the
                    ----------
Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in a resolution of the Board or these Bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation but no such committee shall have any power or authority to amend the Certificate of Incorporation, adopt an agreement of merger or consolidation, recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommend to the stockholders a dissolution of the Corporation or a revocation of the dissolution, or amend these Bylaws of the Corporation. Any

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such committee shall keep written minutes of its meetings and report the same to the Board at the next regular meetings of the Board.

                                  ARTICLE IV
                                  ----------

                                   Officers

     Section 4.01   Number.  The officers of the Corporation shall be a
                    ------
President, one or more Vice Presidents, including a Chief Financial Officer, a Secretary, a Controller and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.02 of this ARTICLE IV. The Board may also appoint a Chairman of the Board or a Vice Chairman of the Board. Either the President or Chairman of the Board of Directors may be designated as the Chief Executive Officer. Notwithstanding anything in the Bylaws to the contrary, the Board may establish an Office of the President which shall consist of one or more of the Corporation's officers. The Office of the President shall have the powers and duties of the President of the Corporation as set forth herein or as may be prescribed by the Board from time to time.

     Section 4.02   Subordinate Officers, etc.  The Board may appoint such other
                    -------------------------
officers, committees or agents as the business of the Corporation may require, including one or more Assistant Treasurers, one or more Assistant Vice Presidents and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine by resolution which is not inconsistent with these Bylaws. The Board may delegate to any officer or committee appointed by it the power to appoint any such subordinate officers, committees or agents.

     Section 4.03   Divisional Officers, etc.  The Board may appoint such other
                    ------------------------
officers, committee or agents as the business of the Corporation may require for its divisions, including a President, Chief Financial Officer, Secretary, Controller and Treasurer of such divisions, each of whom shall hold office for such period, have such authority and perform such duties as the Board may from time to time determine by resolution. The Board may delegate to any officer or committee appointed by it the power to appoint any such divisional officers, committees or agents.

     Section 4.04   Election.  Term of Office and Qualifications.  Each officer
                    --------------------------------------------
shall hold his office until his successor is appointed and qualified or until his earlier resignation or removal. If an officer is appointed by the Board, only the Board may remove such officer, unless otherwise specified by the Board when such officer is appointed.

     Section 4.05   Removal.  Any officer may be removed, either with or without
                    -------
cause, by the vote of a majority of the Board at any regular or special meeting of the Board, or, except in the case of any officer appointed by the Board, or by any superior officer or officers, if the power of removal is conferred upon such committee or such officer or officers by the Board.

     Section 4.06   Resignations.  Any officer may sign at any time by giving
                    ------------
written notice to the Board or to the Chairman of the Board, the President, or the Secretary of the Corporation.

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Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.07   Vacancies.  A vacancy in any office because of death,
                    ---------
resignation, removal or disqualification or any other cause, shall be filled in the manner prescribed in these Bylaws for regular appointment or elections to such offices.

     Section 4.08   Chairman of the Board.  The Chairman of the Board, Vice
                    ---------------------
Chairman of the Board or, if none are appointed, the President, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board, if a person other than the President, shall have such additional duties and responsibilities and membership on such Committees of the Board as may be prescribed by the Board or these Bylaws.

     Section 4.09   Chief Executive Officer. The Chairman of the Board, if other
                    -----------------------
than the President, may be designated as the Chief Executive Officer. Otherwise the President may be designated as the Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and officers of the Corporation.

     Section 4.10   President.  Subject to such supervisory powers as may be
                    ---------
given by the Board to the Chairman of the Board, the President shall have the powers and duties of management usually vested in the office of the president of a corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.

     Section 4.11   Vice Presidents.  The Vice Presidents shall exercise and
                    ---------------
perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to each of them by the Chief Executive Officer or by the Board or as is prescribed by these Bylaws. One or more of them may, but need not, be designated as an Executive Vice President. In the absence or disability of the President, the Vice President, in order of their rank as fixed by the Board, or if not ranked, the Vice President designated by the Board, or failing such designation the Chief Financial Officer shall until the return or replacement of the President perform all of the duties of the President and when so acting shall have all of the powers of and be subject to all the restrictions upon the President.

     Section 4.12   Secretary.  The Secretary shall keep, or cause to be kept, a
                    ---------
book of minutes at the principal office for the transaction of the business of the Corporation, or such other place as the Board may order, of all meetings of directors and stockholders, with the time, date and place of holding, whether regular or special, and if special, how authorized, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings and the proceedings thereof.

     The Secretary shall keep, or cause to be kept, at the principal office for the transaction of the business of the Corporation or at the office of the Corporation's transfer agent, a share register, or a duplicate share register, showing the names of the stockholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

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     The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board required by these Bylaws or by law to be given, and he shall keep the seal of the Corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws. If for any reason the Secretary shall fail to give notice of any special meeting of the Board called by one or more of the persons identified in Section 3.10, or if he shall fail to give notice of any special meeting of the stockholders called by the Board, then any such person identified in Section 3.10 of these Bylaws may give notice of any such special meeting.

     Section 4.13   Chief Financial Officer.  The Chief Financial Officer, or in
                    -----------------------
his absence, the Chief Executive Officer, shall have responsibility for overall corporate financial planning. Subject to the control of the Board, the Chief Financial Officer, or in his absence, the Chief Executive Officer, shall have general supervision, direction and control of the functions of the Treasurer and Controller of the Corporation, each of whom shall report to the Chief Financial Officer or to such other officer as may be designated by the Chief Executive Officer.

     Section 4.14   Treasurer.  The Treasurer shall keep and maintain, or cause
                    ---------
to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in surplus and surplus arising from a reduction of capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by the Board.

     The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Corporation with such depositories or in the manner as may be designated by the Board. He shall disburse the funds of the Corporation as may be ordered by the Board and subject to any restrictions as may be imposed by the Board, shall render to the President and Chief Executive Officer, Chief Financial Officer and the Board, whenever they request it, an account of all of his transactions as Treasurer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board or these Bylaws.

     Section 4.15   Controller.  The Controller shall supervise the maintenance
                    ----------
of adequate and correct accounts of the properties and business transactions of all subsidiaries of the Corporation and shall exercise and perform such powers and duties with respect to the administration of the business and affairs of the Corporation as may from time to time be assigned to him by the President and Chief Executive Officer or by any Vice President or by the Board or as is prescribed by these Bylaws.

     Section 4.16   Salaries.  The salaries of the officers shall be fixed from
                    --------
time to time by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

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                                   ARTICLE V

                Contracts, Checks, Drafts, Bank Accounts, Etc.

     Section 5.01   Execution of Contracts.  The Board, except as in these
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Bylaws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances and, unless so authorized, no officer, agent, or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or in any amount.

     Section 5.02   Loans.  No loans shall be contracted on behalf of the
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Corporation and no negotiable papers shall be issued in its name, unless and except as authorized by the Board. When so authorized by the Board, any officer or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation, and when authorized as aforesaid, as security for the payment of any and all loans, advances, indebtedness, and liabilities of the Corporation, may pledge, hypothecate or transfer any and all stocks, securities, and other personal property at any time held by the Corporation, and to that end endorse, assign and deliver the same. Such authority may be general or confined to specific instances.

     Section 5.03   Deposits.  All funds of the Corporation shall be deposited
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from time to time to the credit of the Corporation with such banks, bankers, trust companies or other depositaries as the Board may select or as may be selected by any officer or officers, agent or agents of the Corporation to whom such power may be delegated from time to time by the Board.

     Section 5.04   Checks, Drafts, etc.  All checks, drafts or other orders for
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payment of money, notes, acceptances, or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall be determined from time to time by resolution of the Board.

     Section 5.05   General and Special Bank Accounts.  The Board may from time
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to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may select or as may be selected by any officer or officers, assistant or assistants, agent or agents, or attorney, or attorneys of the Corporation to whom power shall have been delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

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                                  ARTICLE VI

                          Shares and Their Transfers

     Section 6.01   Certificates for Stock.  Every owner of stock of the
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Corporation shall be entitled to have a certificate or certificates, to be in such form as the Board shall prescribe, certifying the number and class of shares of the stock of the Corporation owned by him. The certificates representing shares of such stock shall be numbered in the order in which they shall be issued and shall be signed in the name of the Corporation by the Chairman of the Board, the President, or a Vice President, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer. Any and all of the signatures on the certificates may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall thereafter have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as though the person who signed such certificate, or whose facsimile signature shall have been placed thereupon, were such officer, transfer agent or registrar at the date of issue. A record shall be kept of the respective names of the persons, firms or corporations owning the stock represented by such certificates, the number and class of shares represented by such certificates, and the respective dates thereof, and in case of cancellation, the respective dates of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be canceled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so canceled, excepting cases provided for in Section 6.04.

     Section 6.02   Transfer of Stock.  Transfers of shares of stock of the
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Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary, or with a transfer clerk or a transfer agent appointed as provided in Section 6.03, and upon surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation. Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be stated expressly in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

     Section 6.03   Regulations.  The Board may make such rules and regulations
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as it may deem expedient, not inconsistent with these Bylaws, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer clerks or one or more transfer agents and one or more registrars, and may require all certificates for stock to bear the signature or signatures of any of them.

     Section 6.04   Lost, Stolen, Destroyed, and Mutilated Certificates.  The
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holder of any certificate for stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction, or mutilation of such certificates, and the Corporation may issue a new certificate for stock in the place of any certificate theretofore issued by it alleged to have been

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lost, stolen, destroyed, or mutilated. The Board may, in its discretion, require the owner of the certificate or his legal representatives to give the Corporation a bond in such sum, not exceeding double the value of the stock, and with such surety or sureties, as it may direct, sufficient to indemnify the Corporation, its transfer agents, and registrar against any claim that may be made against them on account of the alleged loss or destruction of any such certificate; a new certificate may be so issued without requiring any bond when, in the judgment of the Secretary, it is proper so to do.

     Section 6.05   Fixing Date of Determination of Stockholders of Record.  In
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order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect to any other change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If, in any case involving the determination of stockholders for any purpose other than notice of or voting at a meeting of stockholders, the Board shall not fix such a record date, the record date for determining stockholders for such purpose shall be the close of business on the day on which the Board shall adopt the resolution relating thereto. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

                                  ARTICLE VII
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                                Indemnification

     Section 7.01   Right to Indemnification.  (a)  Each person who was or is
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made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or, as a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to such person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a

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proceeding (or part thereof) initiated by such person only if such proceeding
(or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by such person in his or her capacity as a director or officer (and not any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification and advance expenses to any agent of the Corporation with the same scope and effect as the foregoing indemnification of directors, officers and employees.

          (b)  Right of Claimant to Bring Suit.  If a claim under paragraph (a)
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     of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standards of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standards of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standards of conduct.

          (c)  Non-Exclusivity of Rights.  The rights to indemnification and
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     the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

          (d)  Insurance.  The Corporation may maintain insurance, at its
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     expense, to protect itself and any director, officer or employee of the
     Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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                                 ARTICLE VIII

     Section 8.01   Seal.  The Board shall provide a corporate seal, which
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shall be in the form of a circle and shall bear the name of the Corporation and word and figures showing that the Corporation was incorporated in the State of Delaware and year of incorporation.

     Section 8.02   Waiver of Notices.  Whenever notice is required to be given
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by these Bylaws or the Certificate of Incorporation or by law, the person entitled to said notice may waive such notice in writing, either before or after the time stated therein, and such waiver shall be deemed equivalent to notice.

     Section 8.03   Fiscal Year.  The fiscal year of the Corporation shall,
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unless otherwise fixed by resolution of the Board of Directors, end on the last day of December in each year.

     Section 8.04   Inspection of Books.  All books and records of the
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Corporation shall be open to inspection to the extent expressly provided by law and not otherwise. Any permissible inspection shall be arranged as far in advance as possible with the President of the Corporation, or such other person as the President may designate from time to time. Such inspection shall not interrupt or interfere with the business and employees of the Corporation. Confidential Information obtained by such inspection shall be used only as provided in these Bylaws.

     Section 8.05   Amendments.  These Bylaws may be amended, altered or
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repealed, and new Bylaws may be adopted, (i) by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) or (ii) by an affirmative vote of the majority of the Board but such right of the directors shall not divest or limit the right of the stockholders to adopt, alter or repeal these Bylaws.

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